                         NOTICE OF GUARANTEED DELIVERY
                                       TO
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                            LINDAL CEDAR HOMES, INC.

     This Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept the offer (the "Offer") by Lindal Cedar Homes, Inc,. a Delaware Corporation (the "Company"), to purchase for cash any and all of its outstanding shares of Common Stock, $0.01 per value per share (the "Shares"), (i) if certificates ("Share Certificates") evidencing the Shares are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to American Stock Transfer and Trust Company, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See "The Tender Offer. Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

     THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 19, 2001, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE").

                        THE DEPOSITARY FOR THE OFFER IS:
                   AMERICAN STOCK TRANSFER AND TRUST COMPANY
                               (THE "DEPOSITARY")

             By Mail:                  By Facsimile Transmission         By Hand/Overnight Delivery:
                                   (For Eligible Institutions Only):
 Attn: Reorganization Department             (718) 234-5001            Attn: Reorganization Department
          59 Maiden Lane                                                        59 Maiden Lane
        New York, NY 10038                Confirm by Telephone                New York, NY 10038
                                             (800) 937-5449

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     The Tender Offer is not being made to (nor will the surrender of Share Certificates be accepted from or on behalf of) shareholders in any jurisdiction in which the making or acceptance of the Tender Offer would not be in compliance with the laws of such jurisdiction.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Lindal Cedar Homes, Inc., a Delaware Corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 20, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements hereto or thereto, collectively, constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described under "The Tender Offer. Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

PLEASE SIGN AND COMPLETE

Number of Shares:

------------------------------------------------------------

Certificate Nos. (If Available)
[ ]  Check box if Shares will be delivered by book-entry transfer Account No.

------------------------------------------------------------

------------------------------------------------------------

------------------------------------------------------------

Signature(s) of Holder(s)

Dated:

------------------------------------------------------------

Name(s) of Holders:

------------------------------------------------------------

------------------------------------------------------------
         (Please Type or Print)

Address:

----------------------------------------

----------------------------------------

----------------------------------------
           (Include Zip Code)

Area code and Telephone No.:

----------------------------------------

     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Share Certificates exactly as their name(s) appear(s) on the Share Certificates or on a security position listing as the owner(s) of the Share Certificates, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information.

PLEASE PRINT NAME(S) AND ADDRESS(ES) Names(s):

------------------------------------------------------------

Capacity:

------------------------------------------------------------

Address(s):

------------------------------------------------------------

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of the Medallion Signature Guarantee Program, or another "Eligible Guarantor Institution," as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three Nasdaq Market trading days from the date of this Notice of Guaranteed Delivery, either Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at a Book-Entry Transfer Facility, in each case with delivery of a Letter of Transmittal (or a facsimile thereof) properly completed and duly executed with any required signature guarantees, or an Agent's Message (as defined in "The Tender Offer -- Acceptance for Payment and Payment for Shares" of the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, will be deposited by the undersigned with the Depositary at one of its addresses set forth above.

--------------------------------------------------------------------------------
                                  NAME OF FIRM

--------------------------------------------------------------------------------
                          ADDRESS (INCLUDING ZIP CODE)

--------------------------------------------------------------------------------
                          AREA CODE AND TELEPHONE NO.

--------------------------------------------------------------------------------
                              AUTHORIZED SIGNATURE

--------------------------------------------------------------------------------
                                     DATED